EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference in the registration statements of Tosco Corporation on Forms S-3 (File No. 333-20153 and File No. 333-23303) and Forms S-8 (File No. 333-41771, File No. 333-43357, File No.
33-51243, and File No. 33-39303) of our report dated February 26, 1998, on our audits of the consolidated financial statements and financial statement schedule of Tosco Corporation and subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in this Annual Report on Form 10-K.


                                               COOPERS & LYBRAND L.L.P.


Phoenix, Arizona
March 26, 1998